Exhibit 99.1

HERTZ GLOBAL HOLDINGS REPORTS
THIRD QUARTER 2020 FINANCIAL RESULTS
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ESTERO, Fla, November 9, 2020 - Hertz Global Holdings, Inc. (OTCPK:HTZGQ) ("Hertz Global" or the "Company") today reported results for its third quarter 2020 with revenue of $1.3 billion, a net loss attributable to the Company of $222 million and Adjusted Corporate EBITDA loss of $26 million. Liquidity at the end of the third quarter was $1.1 billion.

“Our U.S. Chapter 11 process is progressing well. Recent, new funding and commitments of more than $6.0 billion allow us to continue taking steps to best position our business as a rental-car and fleet-leasing leader through the pandemic and for the future,” said Paul Stone, Hertz Global’s President and Chief Executive Officer.

In the third quarter, the Company made sequential progress as month-to-month revenue improvement, disciplined cost controls and prudent working capital management enabled it to maintain its liquidity position, despite the pandemic challenges impacting the travel sector. “Since Labor Day, U.S. rental volume has trended better, reflecting pent-up leisure demand and market-specific rate adjustments. As a result, our domestic revenue improved 14 points sequentially from July to September. And, October revenue has held steady at September’s level,” Stone said.

Throughout the third quarter, Hertz Global aggressively sold fleet into a record-high U.S. residual market, taking average operating fleet down 34% through its retail, wholesale and dealer-direct channels. As of the end of October, the Company’s U.S. fleet level is well positioned to match current demand. Hertz Global’s average international fleet, down 51% in the third quarter year over year, also is now sized appropriately for the current rental environment.

Based on the significant reduction in direct operating and selling, general and administrative expenses to date, the Company is increasing its annualized global cost savings target to $3.0 billion, up from $2.5 billion.

In addition to the $1.1 billion in liquidity at September 30, 2020, the Company recently closed on $1.65 billion of debtor-in-possession financing which provides support for ongoing operations, vehicle procurement and key investments in the business. The Company has also secured commitments for $4.0 billion of fleet financing which, if approved by the court, will enable the Company to meet its forecasted U.S. fleet needs through 2021. In October, the Company closed on a fleet financing facility of up to $400 million for its Donlen leasing and fleet management operations.

“The impact of the Covid-19 pandemic has been tough on everyone. But our employees have met the challenges head on, adapted processes and continued to put our customers’ safety and satisfaction first,” said Stone. “Last month, we couldn’t have been prouder to have Hertz awarded No. 1 in Customer Satisfaction for Rental Cars by J.D. Power for a second consecutive year. It’s a true testament to our preferred position among rental car customers and our team’s commitment and dedication to our Company.”

U.S. RENTAL CAR ("U.S. RAC") SUMMARY
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U.S. RAC	Three Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total revenues	$866	$1,962	(56)%

Adjusted EBITDA	$(10)	$269	NM
Adjusted EBITDA Margin	(1)%	14%

Average Vehicles (in whole units)	376,443	566,229	(34)%
Vehicle Utilization	52%	79%
Transaction Days (in thousands)	17,971	41,399	(57)%
Total RPD (in whole dollars)	$46.27	$46.67	(1)%
Total RPU Per Month (in whole dollars)	$736	$1,137	(35)%
Depreciation Per Unit Per Month (in whole dollars)	$161	$247	(35)%
NM - Not meaningful

Total U.S. RAC revenues were down 56%. Intra-quarter, the Company saw steady year-over-year improving trends with July revenue down 61%, August down 58% and September down 47%.

Off-airport revenues comprised 48% of total revenue for the third quarter 2020 versus 32% in the prior year. Overall volume in the third quarter declined year over year due to the pandemic-related impact on travel, especially to corporate customers. However, on a sequential quarterly basis, off-airport volume improved 12 points compared with the 2020 second quarter as leisure travel picked up and delivery services rentals continued to grow. Sequential quarterly year-over-year airport revenue improved 16 points, reflecting some recovery in airline travel from the second-quarter 2020 trough and a higher mix of local rentals at the airport.

Depreciation Per Unit Per Month benefited from sales of used vehicles into a record-high residual market during the quarter. The Company disposed of 133,000 vehicles, 72% more than the third quarter 2019.

Direct operating and selling, general and administration expenses declined 43% year over year as the Company aggressively adjusted costs in response to pandemic-level demand.

On a sequential quarterly basis, the Company nearly recouped its second quarter 2020 Adjusted EBITDA loss in the third quarter through improved rental demand, lower vehicle depreciation and incremental cost savings.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY
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International RAC	Three Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total revenues	$253	$702	(64)%

Adjusted EBITDA	$(35)	$115	NM
Adjusted EBITDA Margin	(14)%	16%

Average Vehicles (in whole units)	104,045	213,294	(51)%
Vehicle Utilization	65%	80%
Transaction Days (in thousands)	6,194	15,631	(60)%
Total RPD (in whole dollars)	$39.75	$45.44	(13)%
Total RPU Per Month (in whole dollars)	$789	$1,110	(29)%
Depreciation Per Unit Per Month (in whole dollars)	$183	$199	(8)%
NM - Not meaningful

Total International RAC revenues were down 64% year-over-year on a constant currency basis. Off airport revenues comprised 61% of total revenues for the segment versus 36% for the third quarter 2019. The mix shift in volume from airport rentals to longer-length, lower-priced off-airport rentals contributed to a 13% decrease in Total RPD versus third quarter 2019. While down, both airport and off airport volumes reflected sequential improvement compared to the year-over-year results reported for the second quarter 2020.

Depreciation Per Unit Per Month benefited from strong residual values across all key markets.

Direct operating and selling, general and administration expenses declined 47% year over year as the Company proactively reduced costs in response to pandemic-level demand.

Actions taken in the third quarter to reduce vehicle inventories and operating expenses helped to narrow the Adjusted EBITDA loss from the second quarter 2020.

ALL OTHER OPERATIONS SUMMARY
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All Other Operations	Three Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total revenues	$149	$172	(13)%

Adjusted EBITDA	$24	$24	(3)%
Adjusted EBITDA Margin	16%	14%

Average Vehicles (in whole units) - Donlen	187,876	216,925	(13)%

All Other Operations primarily is comprised of the Company's Donlen leasing and fleet management operations. Revenue declined 13% and vehicle depreciation declined 12% driven by a reduction in leased vehicles year over year. Adjusted EBITDA for the quarter was flat.

RESULTS OF THE HERTZ CORPORATION
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The GAAP and non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global for the third quarter 2020 and 2019, and for the nine months ended September 30, 2019. For the nine months ended September 30, 2020 Hertz, posted the same revenues as the Company, however its pre-tax loss was $1.8 billion versus the Company’s pre-tax loss of $1.7 billion. The difference between Hertz’s and the Company’s GAAP results is primarily due to Hertz's write off in the second quarter of 2020 of $133 million due from the Company. The non-GAAP profitability metrics for Hertz are materially the same as those for Hertz Global.

FINANCIAL REORGANIZATION
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As previously announced, on May 22, 2020, Hertz Global and Hertz (together, the "Companies") and certain of their direct and indirect subsidiaries in the United States and Canada filed voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code (the "Reorganization").

The Reorganization provides the time to put in place a new, stronger financial foundation to move successfully through the COVID-19 pandemic and to better position the Companies for the future. Throughout the Reorganization process, all of Hertz’s businesses globally, including its Hertz, Dollar, Thrifty, Firefly, Hertz Car Sales, and Donlen subsidiaries, are open and serving customers. All reservations, promotional offers, vouchers, and customer and loyalty programs, including rewards points, are expected to continue as usual.

Information related to the Reorganization is included in the Hertz Global and Hertz Form 10-Qs for the quarterly period ended September 30, 2020 filed with the Securities and Exchange Commission (“SEC”) and on the Hertz website, IR.Hertz.com. Additional information, including access to documents filed with the Bankruptcy Court, is also available online at https://restructuring.primeclerk.com/hertz, a website administered by Prime Clerk, LLC, a third-party bankruptcy claims and noticing agent.

SELECTED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
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Following is selected financial data of Hertz Global. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,”

“anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the SEC. Among other items, such factors could include: the Company’s ability to navigate the Chapter 11 process, including obtaining Bankruptcy Court approval for certain requirements, complying with and operating under the requirements and constraints of the Bankruptcy Code, negotiating and consummating a Chapter 11 plan, developing, funding and executing the Company’s business plan and continuing as a going concern; the impact of the Company's delisting from the New York Stock Exchange on the Company's stockholders; the value of the Company’s common stock due to the Chapter 11 process; levels of travel demand, particularly with respect to business and leisure travel in the United States and in global markets; the length and severity of the COVID-19 pandemic and the impact on the Company’s vehicle rental business as a result of travel restrictions and business closures or disruptions; the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies and economic factors; general economic uncertainty and the pace of economic recovery, including in key global markets, when the COVID-19 pandemic subsides; the Company’s ability to successfully restructure the Company’s substantial indebtedness or raise additional capital; the Company’s post-bankruptcy capital structure; the Company’s ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations; the recoverability of the Company’s goodwill and indefinite-lived intangible assets when performing impairment analysis; the Company’s ability to dispose of vehicles in the used-vehicle market, use the proceeds of such sales to acquire new vehicles and to reduce exposure to residual risk; actions creditors may take with respect to the vehicles used in the rental car operations; significant changes in the competitive environment and the effect of competition in the Company’s markets on rental volume and pricing, including on the Company’s pricing policies or use of incentives; occurrences that disrupt rental activity during the Company’s peak periods; the Company’s ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in the Company’s rental operations accordingly; increased vehicle costs due to declining value of the Company’s non-program vehicles; the Company’s ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for the Company’s revenue earning vehicles and to refinance its existing indebtedness; risks related to the Company’s indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of the Company’s consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company’s ability to meet the financial and other covenants contained in its senior credit facilities and letter of credit facilities, its outstanding unsecured senior notes, its outstanding senior second priority secured notes and certain asset-backed and asset-based arrangements; the Company’s ability to access financial markets, including the financing of its vehicle fleet through the issuance of asset-backed securities; fluctuations in interest rates, foreign currency exchange rates and commodity prices; the Company’s ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); the Company’s ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; the Company’s ability to adequately respond to changes in technology, customer demands and market competition; the Company’s ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company’s recognition of previously deferred tax gains on the disposition of revenue earning vehicles; financial instability of the manufacturers of the Company’s vehicles, which could impact their ability to fulfill obligations under repurchase or guaranteed depreciation programs; an increase in the Company’s vehicle costs or disruption to the Company’s rental activity, particularly during peak periods, due to safety recalls by the manufacturers of the Company’s vehicles; the Company’s ability to execute a business continuity plan; the Company’s access to third-party distribution channels and related prices, commission structures and transaction volumes; the Company’s ability to retain customer loyalty and market share; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws, the Company’s ability to repatriate cash from non-U.S. affiliates without adverse tax consequences, the Company’s exposure to fluctuations in foreign currency exchange rates and the Company’s ability to effectively manage its international operations after the United Kingdom's withdrawal from the European Union; a major disruption in the Company’s communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company’s information technology systems; costs and risks associated with litigation and investigations or any failure or inability to comply with laws and regulations or any changes in the legal and regulatory environment, including laws and regulations relating to environmental matters and consumer privacy and data security; the Company’s ability to maintain its network of leases and vehicle rental concessions at airports in the U.S. and internationally; the Company’s ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, where such actions may affect the Company’s operations, the cost thereof or applicable tax rates; risks relating to the Company’s deferred tax assets, including the risk of an "ownership change" under the Internal Revenue Code of 1986, as amended; the Company’s exposure to uninsured claims in excess of historical levels; risks relating to the Company’s participation in multiemployer pension plans; shortages of fuel and increases or volatility in fuel costs; changes in accounting principles, or their application or interpretation, and the Company’s ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(239) 301-6300
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA
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SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended September 30,		As a Percentage of Total Revenues		Nine Months Ended September 30,		As a Percentage of Total Revenues
(In millions, except per share data)	2020	2019	2020	2019	2020	2019	2020	2019
Total revenues	$1,268	$2,836	100%	100%	$4,023	$7,454	100%	100%
Expenses:
Direct vehicle and operating	832	1,492	66%	53%	2,777	4,147	69%	56%
Depreciation of revenue earning vehicles and lease charges	347	667	27%	24%	1,634	1,892	41%	25%
Selling, general and administrative	143	232	11%	8%	519	723	13%	10%
Interest expense, net:
Vehicle	110	134	9%	5%	360	372	9%	5%
Non-vehicle	17	70	1%	2%	118	214	3%	3%
Total interest expense, net	127	204	10%	7%	478	586	12%	8%
Technology-related intangible and other asset impairments	—	—	—%	—%	193	—	5%	—%
Other (income) expense, net	—	(6)	—%	—%	(15)	(37)	—%	—%
Reorganization items, net	78	—	6%	—%	101	—	3%	—%
Total expenses	1,527	2,589	120%	91%	5,687	7,311	141%	98%
Income (loss) before income taxes	(259)	247	(20)%	9%	(1,664)	143	(41)%	2%
Income tax (provision) benefit	36	(74)	3%	(3)%	232	(78)	6%	(1)%
Net income (loss)	(223)	173	(18)%	6%	(1,432)	65	(36)%	1%
Net (income) loss attributable to noncontrolling interests	1	(4)	—%	—%	7	(4)	—%	—%
Net income (loss) attributable to Hertz Global	$(222)	$169	(18)%	6%	$(1,425)	$61	(35)%	1%
Weighted-average number of shares outstanding:
Basic	156	133			148	109
Diluted	156	134			148	109
Earnings (loss) per share:
Basic	$(1.42)	$1.26			$(9.65)	$0.56
Diluted	$(1.42)	$1.26			$(9.65)	$0.56

Adjusted Net Income (Loss)(a)	$(68)	$214			$(827)	$202
Adjusted Diluted Earnings (Loss) Per Share(a)	$(0.44)	$1.60			$(5.60)	$1.85
Adjusted Corporate EBITDA(a)	$(26)	$392			$(855)	$595
(a)Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended September 30, 2020					Three Months Ended September 30, 2019
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$866	$253	$149	$—	$1,268	$1,962	$702	$172	$—	$2,836
Expenses:
Direct vehicle and operating	648	179	7	(2)	832	1,099	386	7	—	1,492
Depreciation of revenue earning vehicles and lease charges	182	59	106	—	347	420	126	121	—	667
Selling, general and administrative	46	56	6	35	143	125	60	8	39	232
Interest expense, net:
Vehicle	77	21	12	—	110	93	27	14	—	134
Non-vehicle	(1)	1	1	16	17	(49)	(1)	(6)	126	70
Total interest expense, net	76	22	13	16	127	44	26	8	126	204
Technology-related intangible and other asset impairments	—	—	—	—	—	—	—	—	—	—
Other (income) expense, net	—	—	—	—	—	(3)	1	—	(4)	(6)
Reorganization items, net	1	—	—	77	78	—	—	—	—	—
Total expenses	953	316	132	126	1,527	1,685	599	144	161	2,589
Income (loss) before income taxes	$(87)	$(63)	$17	$(126)	$(259)	$277	$103	$28	$(161)	$247
Income tax (provision) benefit					36					(74)
Net income (loss)					$(223)					$173
Net (income) loss attributable to noncontrolling interests					1					(4)
Net income (loss) attributable to Hertz Global					$(222)					$169

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Nine Months Ended September 30, 2020					Nine Months Ended September 30, 2019
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$2,780	$755	$488	$—	$4,023	$5,266	$1,695	$493	$—	$7,454
Expenses:
Direct vehicle and operating	2,178	579	19	1	2,777	3,127	1,001	20	(1)	4,147
Depreciation of revenue earning vehicles and lease charges	1,054	228	352	—	1,634	1,217	329	346	—	1,892
Selling, general and administrative	224	142	13	140	519	365	169	23	166	723
Interest expense, net:
Vehicle	260	66	34	—	360	260	73	39	—	372
Non-vehicle	(69)	(1)	(7)	195	118	(141)	(3)	(15)	373	214
Total interest expense, net	191	65	27	195	478	119	70	24	373	586
Technology-related intangible and other asset impairments	—	—	—	193	193	—	—	—	—	—
Other (income) expense, net	(19)	1	—	3	(15)	(16)	1	—	(22)	(37)
Reorganization items, net	1	—	—	100	101	—	—	—	—	—
Total expenses	3,629	1,015	411	632	5,687	4,812	1,570	413	516	7,311
Income (loss) before income taxes	$(849)	$(260)	$77	$(632)	$(1,664)	$454	$125	$80	$(516)	$143
Income tax (provision) benefit					232					(78)
Net income (loss)					$(1,432)					$65
Net (income) loss attributable to noncontrolling interests					7					(4)
Net income (loss) attributable to Hertz Global					$(1,425)					$61

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
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	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2020	2019	2020	2019
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$(222)	$169	$(1,425)	$61
Adjustments:
Income tax provision (benefit)	(36)	74	(232)	78
Vehicle and non-vehicle debt-related charges(a)	13	17	43	44
Technology-related intangible and other asset impairments(b)	—	—	193	—
Restructuring and restructuring related charges(c)	7	1	54	11
Information technology and finance transformation costs(d)	8	17	34	77
Acquisition accounting-related depreciation and amortization(e)	14	14	41	41
Reorganization items, net(f)	78	—	101	—
Pre-reorganization and non-debtor financing charges(g)	44	—	89	—
Other items(h)	4	(7)	(1)	(43)
Adjusted pre-tax income (loss)(i)	(90)	285	(1,103)	269
Income tax (provision) benefit on adjusted pre-tax income (loss)(j)	22	(71)	276	(67)
Adjusted Net Income (Loss)	$(68)	$214	$(827)	$202
Weighted-average number of diluted shares outstanding	156	134	148	109
Adjusted Diluted Earnings (Loss) Per Share(k)	$(0.44)	$1.60	$(5.60)	$1.85

Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	(222)	169	(1,425)	61
Adjustments:
Income tax provision (benefit)	(36)	74	(232)	78
Non-vehicle depreciation and amortization(l)	58	51	168	151
Non-vehicle debt interest, net of interest income	17	70	118	214
Vehicle debt-related charges(a)(m)	13	10	37	29
Technology-related intangible and other asset impairments(b)	—	—	193	—
Restructuring and restructuring related charges(c)	7	1	54	11
Information technology and finance transformation costs(d)	8	17	34	77
Reorganization items, net(f)	78	—	101	—
Pre-reorganization and non-debtor financing charges(g)	44	—	89	—
Other items(h)(n)	7	—	8	(26)
Adjusted Corporate EBITDA	$(26)	$392	$(855)	$595

Supplemental Schedule II (continued)

(a)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(b)Represents the impairment of technology-related intangible assets and capitalized cloud computing implementation costs. These costs relate to the Company's corporate operations ("Corporate").
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives.
(d)Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes. These costs relate primarily to Corporate.
(e)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(f)Represents charges incurred associated with the Reorganization, including professional fees. The charges relate primarily to Corporate.
(g)Represents charges incurred in the second quarter of 2020 prior to the Reorganization comprised of preparation charges for the Reorganization, such as professional fees. Also includes, certain non-debtor financing and professional fee charges. For U.S. RAC, International RAC, All Other Operations and Corporate charges incurred for the three months ended September 30, 2020 are $17 million, $15 million, $3 million and $9 million, respectively, and for the nine months ended September 30, 2020 are $32 million, $17 million, $3 million and $37 million, respectively.
(h)Represents miscellaneous items. In 2020, includes $18 million for losses associated with certain vehicle damages of which $15 million impacts U.S. RAC and $3 million impacts International RAC which were recorded in the second quarter, partially offset by a $20 million gain on the sale of non-vehicle capital assets in U.S. RAC, which was recorded in the first quarter. In 2019, includes a $26 million gain on marketable securities in Corporate, of which $6 million was recorded in the third quarter, and a $15 million gain on the sale of non-vehicle capital assets in U.S. RAC, of which $3 million was recorded in the third quarter.
(i)Adjustments by caption on a pre-tax basis are as follows:

Increase (decrease) to expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2020	2019	2020	2019
Direct vehicle and operating	$(14)	$(13)	$(83)	$(40)
Selling, general and administrative	(38)	(17)	(104)	(83)
Interest expense, net:
Vehicle	(34)	(10)	(73)	(29)
Non-vehicle	—	(7)	(6)	(15)
Total interest expense, net	(34)	(17)	(79)	(44)
Intangible and other asset impairments	—	—	(193)	—
Other income (expense), net	(4)	5	6	37
Reorganization items, net	(78)	—	(101)	—
Total adjustments	$(168)	$(42)	$(554)	$(130)

(j)Derived utilizing a combined statutory rate of 25% for the three and nine months ended September 30, 2020 and 2019 applied to the respective Adjusted Pre-tax Income (Loss).
(k)Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(l)Non-vehicle depreciation and amortization expense for U.S. RAC, International RAC, All Other Operations and Corporate for the three months ended September 30, 2020 are $46 million, $6 million, $2 million and $4 million, respectively, and for the three months ended September 30, 2019 are $38 million, $6 million, $3 million and $4 million, respectively. Non-vehicle depreciation and amortization expense for U.S. RAC, International RAC, All Other Operations and Corporate for the nine months ended September 30, 2020 are $134 million, $16 million, $7 million and $11 million, respectively, and for the nine months ended September 30, 2019 are $116 million, $18 million, $8 million and $9 million, respectively.
(m)Vehicle debt-related charges for U.S. RAC, International RAC and All Other Operations for the three months ended September 30, 2020 are $9 million, $3 million and $1 million, respectively, and for the three months ended September 30, 2019 are $6 million, $3 million, and $1 million, respectively. Vehicle debt-related charges for U.S. RAC, International RAC and All Other Operations for the nine months ended September 30, 2020 are $23 million, $11 million and $3 million, respectively, and for the nine months ended September 30, 2019 are $16 million, $10 million and $3 million, respectively.
(n)Also includes an adjustment for non-cash stock-based compensation charges in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
_______________________________________________________________________________

U.S. Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019		2020	2019
Total RPD
Total revenues	$866	$1,962		$2,780	$5,266
Ancillary retail vehicle sales revenue	(35)	(30)		(105)	(92)
Total Rental Revenues	$831	$1,932		$2,675	$5,174
Transaction Days (in thousands)	17,971	41,399		62,499	118,153
Total RPD (in whole dollars)	$46.27	$46.67	(1)%	$42.81	$43.79	(2)%

Total Revenue Per Unit Per Month
Total Rental Revenues	$831	$1,932		$2,675	$5,174
Average Vehicles (in whole units)	376,443	566,229		465,929	540,930
Total revenue per unit (in whole dollars)	$2,208	$3,412		$5,741	$9,565
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$736	$1,137	(35)%	$638	$1,063	(40)%

Vehicle Utilization
Transaction Days (in thousands)	17,971	41,399		62,499	118,153
Average Vehicles (in whole units)	376,443	566,229		465,929	540,930
Number of days in period (in whole units)	92	92		274	273
Available Car Days (in thousands)	34,633	52,093		127,665	147,674
Vehicle Utilization(a)	52%	79%		49%	80%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$182	$420		$1,054	$1,217
Average Vehicles (in whole units)	376,443	566,229		465,929	540,930
Depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$483	$742		$2,262	$2,250
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$161	$247	(35)%	$251	$250	—%
(a)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________

International Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019		2020	2019
Total RPD
Total revenues	$253	$702		$755	$1,695
Foreign currency adjustment(a)	(7)	8		5	4
Total Rental Revenues	$246	$710		$760	$1,699
Transaction Days (in thousands)	6,194	15,631		19,314	38,884
Total RPD (in whole dollars)	$39.75	$45.44	(13)%	$39.36	$43.68	(10)%

Total Revenue Per Unit Per Month
Total Rental Revenues	$246	$710		$760	$1,699
Average Vehicles (in whole units)	104,045	213,294		127,216	184,307
Total revenue per unit (in whole dollars)	$2,364	$3,329		$5,974	$9,218
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$789	$1,110	(29)%	$664	$1,024	(35)%

Vehicle Utilization
Transaction Days (in thousands)	6,194	15,631		19,314	38,884
Average Vehicles (in whole units)	104,045	213,294		127,216	184,307
Number of days in period (in whole units)	92	92		274	273
Available Car Days (in thousands)	9,572	19,623		34,857	50,316
Vehicle Utilization(b)	65%	80%		55%	77%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$59	$126		$228	$329
Foreign currency adjustment(a)	(2)	2		3	—
Adjusted depreciation of revenue earning vehicles and lease charges	$57	$128		$231	$329
Average Vehicles (in whole units)	104,045	213,294		127,216	184,307
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$548	$600		$1,816	$1,785
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$183	$199	(8)%	$202	$198	2%
(a)Based on December 31, 2019 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
__________________________________________________________________________________

Worldwide Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019		2020	2019
Total RPD
Total revenues	$1,119	$2,664		$3,535	$6,960
Ancillary retail vehicle sales revenue	(35)	(30)		(105)	(92)
Foreign currency adjustment(a)	(7)	8		5	4
Total Rental Revenues	$1,077	$2,642		$3,435	$6,872
Transaction Days (in thousands)	24,165	57,030		81,813	157,037
Total RPD (in whole dollars)	$44.60	$46.33	(4)%	$41.99	$43.76	(4)%

Total Revenue Per Unit Per Month
Total Rental Revenues	$1,077	$2,642		$3,435	$6,872
Average Vehicles (in whole units)	480,488	779,523		593,145	725,237
Total revenue per unit (in whole dollars)	$2,241	$3,389		$5,791	$9,476
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$748	$1,130	(34)%	$644	$1,053	(39)%

Vehicle Utilization
Transaction Days (in thousands)	24,165	57,030		81,813	157,037
Average Vehicles (in whole units)	480,488	779,523		593,145	725,237
Number of days in period (in whole units)	92	92		274	273
Available Car Days (in thousands)	44,205	71,716		162,522	197,990
Vehicle Utilization(b)	55%	80%		50%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$241	$546		$1,282	$1,546
Foreign currency adjustment(a)	(2)	2		3	—
Adjusted depreciation of revenue earning vehicles and lease charges	$239	$548		$1,285	$1,546
Average Vehicles (in whole units)	480,488	779,523		593,145	725,237
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$497	$703		$2,166	$2,132
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$166	$234	(29)%	$241	$237	2%

Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations, and Corporate.

(a)Based on December 31, 2019 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
_______________________________________________________________________________________________________

Hertz Global is the top-level holding company that indirectly wholly owns The Hertz Corporation (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, debt-related charges and losses, restructuring and restructuring related charges, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, non-cash acquisition accounting charges, reorganization items, pre-reorganization and non-debtor financing charges and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Diluted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted Diluted EPS are important to management because they allow management to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, non-vehicle depreciation and amortization, net non-vehicle debt interest, vehicle debt-related charges and losses, restructuring and restructuring related charges, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, reorganization items, pre-reorganization and non-debtor financing charges and certain other miscellaneous items. Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and to facilitate analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management to assess the performance of the entire business on the same basis as its reportable segments. Its most comparable GAAP measure is net income (loss) attributable to the Company.

KEY METRICS

Available Car Days

Available Car Days represents Average Vehicles multiplied by the number of days in a period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Depreciation Per Unit Per Month

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Total Rental Revenues

Total Rental Revenues represents total revenues less ancillary retail vehicle sales revenues, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measurement that excludes the impact of ancillary revenues resulting from vehicle sales and facilitates in comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents the ratio of Total Rental Revenues to Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of average Total Rental Revenues per vehicle per month. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to fleet capacity.